SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                           July 2, 1997
         Date of Report (Date of Earliest Event Reported)



              American Electric Power Company, Inc.
      (Exact Name of Registrant as Specified in its Charter)



     New York                       1-3525             13-4922640
     (State or other
      jurisdiction of           (Commission            (IRS Employer
     incorporation or
     organization)               File Number)        Identification No.)


                        1 Riverside Plaza
                       Columbus, Ohio 43215
   (Address of principal executive offices, including zip code)


                          (614) 223-1000
       (Registrant's Telephone Number, including area code)
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ITEM 5.   OTHER EVENTS

 On July 2, 1997 the United Kingdom's Labour Party proposed a budget that includes a windfall profits tax on privatized utilities. American Electric Power Company, Inc. through a joint venture owns 50% of Yorkshire Electricity Group plc, a privatized electric distribution company in the United Kingdom. The windfall profits tax liability for Yorkshire Electricity Group plc is estimated to be 135 million pounds sterling ($222 million). The tax is expected to be enacted in the third quarter of 1997 and would be payable in two equal installments with the first in December 1997 and the second installment a year later. AEP's share of the proposed tax is estimated to be about $111 million based on current exchange rates. The net earnings effect on AEP of the proposed tax is currently being assessed and is expected to be recorded when the proposed tax is enacted.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            AMERICAN ELECTRIC POWER COMPANY, INC.

BY:                  /S/G.P. Maloney
                      G.P. Maloney
                      Vice President
                      And Secretary


Dated: July 23, 1997